Exhibit
10.6


CONDITIONS  OF  EMPLOYMENT
--------------------------


This contract of employment is made between the Employer and the Employee named below. It also constitutes a statement of written particulars of employment required pursuant to section 1 of the Employment Rights Act 1996.

DATE:                (6 February 2001)
EMPLOYER:            DA CONSULTING SERVICES LIMITED ('the Company')
REGISTERED OFFICE:   London
EXECUTIVE:           Malcolm  Wright  ('the Employee')

1.   COMMENCEMENT

1.1  The  Employee's  employment  with the Company commenced on (21 March 2000).

1.2 No period of employment with a previous employer counts as part of continuous employment with the Company.

2.   JOB  TITLE/DESCRIPTION

2.1 The job title of the Employee is Chief Operating Officer DACG . The Company may require the Employee to carry out other such duties as are necessary to meet business needs. The Employee's duties shall also include acting in such capacity and for such time or times as may be required for any customer of the Company or any of its subsidiary holding or other associated companies on a secondment basis. During such periods of secondment the Employee shall accept all reasonable lawful directions and restrictions given or imposed by the subsidiary holding or associated company or customer.

3.   PLACE  OF  WORK

3.1 DACG's European head office is located in London, however the Employee shall be required to work at such other premises within the U.K. and Europe as may be necessary to properly discharge his/her duties. The Employee may be required to work abroad for periods in excess of one month and in these circumstances the Employee's terms and conditions of employment will remain the same.


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
4.   REMUNERATION

4.1 Remuneration will be calculated on an annual salary basis. The annual salary is (British pounds) 150,000, or such other rate as is shown on the Employee's pay slip. Remuneration is paid monthly on the last day of each month or where this day falls on a weekend or public holiday, the last preceding working day. The Employee shall work such overtime, as the Company from time to time thinks necessary according to the needs of the business.

4.2 The Employee's salary shall be at least reviewed annually, without any obligation to increase it.

4.3 It is not Company policy to advance monies to employees on account of wages to be earned.

4.4 The Company may at its sole and absolute discretion decide to introduce a scheme for additional remuneration by way of bonus or profit sharing from time to time. Any such provision shall be subject to variation or withdrawal at any time at the absolute discretion of the Company.

5.   HOURS  OF  WORK

5.1 Employees are expected to work such hours as are from time to time reasonably required by the Company to fit in with the clients' requirements subject to a basic minimum of 40 hours a week.

5.2 By signing this contract the Employee has agreed to opt out of the 48 hour limit and does not wish working time to be limited to less than an average 48 hours per week in accordance with the Working Time Regulations. The Employee is entitled to rescind the agreement to work in excess of a 48 hour average working week by giving the Company two months' notice in writing at any point during employment.


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
6.   HOLIDAYS

6.1  The  holiday  year  is  from  1st  January  to  31st  December.

6.2  Holiday  entitlement  is:

6.2.1 22 working days in any calendar year. In the case of employees starting or leaving after the commencement of the holiday year, their holiday entitlement shall be calculated pro rata on a daily basis. Any unused holiday entitlement may not be carried over to the following year without the prior written consent of the Company.

6.2.2 8 days public holidays in any calendar year to be taken as far as possible to coincide with public holidays taken by the clients of the Company. Any unused public holiday may be carried forward and taken by the Employee in the following holiday year at dates to be agreed with by the Company. The rate of pay for each public holiday is eight hours basic time. Unpaid leave may only be taken with specific permission from the Company.

6.3 The Employee shall be required to retain a sufficient number of holidays for the Company's Christmas shutdown.

6.4 Holidays should not be taken unless the Employee has agreed the dates with his/her Line Manager. Other than in exceptional cases, no more than 10 days holiday may be taken at one time.

6.5 Holiday may be taken during the Employee's first 3 months with the company with the permission of the CEO.

6.6 On termination of employment the Employee shall (unless he/she has been dismissed on grounds of gross misconduct) be entitled to pay in lieu of unused holiday entitlement. Deductions shall be made from any final salary due to the Employee on termination of his/her employment if he/she has taken holidays in excess of entitlement.

6.7 The Company reserves the right to require the Employee to work statutory or other public holidays in which event the Company shall at its absolute discretion allocate substitute days as holidays or make a payment in lieu of holiday entitlement. For the purpose of this clause, holiday pay shall be according to the Employee's normal basic rate of remuneration.


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
6.8 Any Employee serving notice is not entitled to take any holiday (save public holidays) unless the Employee's manager agrees in advance that holiday may be taken. However at the Company's absolute discretion it may require the Employee to take holiday that has already accrued or that will accrue during the notice period such times as the Company may require during the notice period.

7.   SICKNESS

7.1 The HR Director or the Employee's immediate supervisor must be informed as soon as possible of any absence from work and the reasons for it.

7.2 On the fourth working day of absence due to sickness or injury a certificate of incapacity for work from a registered medical practitioner must be sent to the Company and a further certificate of disability must be sent in each following week of absence.

7.3 Remuneration at the basic time rate (less any statutory sick pay or other social security benefits to which the Employee is entitled whether or not claimed) will be paid for a total period of ten days (whether continuous or aggregated) in any consecutive period of 52 weeks. Remuneration for any further period of absence shall be at the Company's discretion.

7.4 Subject to the provisions of the Access to Medical Reports Act 1998, if required by the Company the Employee will authorise his/her own medical adviser to give the Company any information which it reasonably requires relating to his/her health and fitness for work and will attend for examination by any other medical adviser appointed by the Company.

8.   PENSION  SCHEME

8.1 DA will match contributions on a pound for pound basis up to 5% of total pay (excluding any equity or car allowances) to an Employee's personal pension with the Norwich Union or other agreed institution.


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
9.   TERMINATION  OF  EMPLOYMENT

9.1  Subject  to  clause  9.5  below,  the following notice periods shall apply:

9.1.1 The Employee shall give the Company 6 months notice in writing to terminate his/her employment.

9.1.2 The Company shall give the Employee 6 months notice in writing to terminate his/her employment:

9.2 The above notice period may be varied or waived with the mutual consent of the parties.

9.3 Notwithstanding the provisions of clause 9.1 the Company shall be entitled (but not obliged) on the service of notice by either party to terminate this agreement for any reason or at anytime thereafter during the currency of such notice, to pay the Employee his/her basic salary (at the rate payable under clause 4.1 hereof and less appropriate tax and national insurance contributions) in lieu of the whole or any part of the notice period.

9.4 The Company is entitled to terminate the Employee's employment without notice or payment in lieu of notice and/or holiday entitlement in the event of gross misconduct.

9.5 The first six months of employment with the Company shall be treated as a probationary period. During this period the Company is entitled to terminate employment at four weeks notice; the Employee must also provide the four weeks notice.

9.6 The Company retirement age is 65 and the Employee's employment shall automatically terminate on attaining that age without entitlement to compensation or damages.


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
9.7 Notwithstanding the provisions of clauses 9.3 and 9.4 once notice termination has been given by either the Employee or the Company, the Company may at any time and for any periods require the Employee to cease performing his/her duties. During any such period the Company shall continue to pay the Employee's salary and provide all other benefits to which the Employee is entitled under this Agreement but shall be under no obligation to provide any work for the Employee. The Company may also require the Employee to stay away from any premises, employees, offices, customers, clients, agents or suppliers of the Company or any Group Company.

10.  ACCEPTABLE  USE  POLICY

There are various areas covered by the policy and all users of DACG assets must familiarise themselves with all aspects of this policy.

10.1     PC  USAGE

10.1.1 All laptop and desktop PCs and the data and applications stored on them are the property of DACG.

10.1.2 It is the responsibility of the employee using a PC to ensure that all data is regularly backed up to a reliable backup medium e.g. disk, ZIP drive or the central server H:\My Docs drive.

10.1.3 Whilst using a PC an employee must ensure that it is protected from damage or access by any unauthorised party. If left unattended, the PC should be protected by a screen-saver password when in use.

10.1.4 An employee must never divulge to a client or another employee their network logon id and password nor any application logon id or password e.g. SAP logon, as this would compromise the security of the DACG networks and data and the data of our clients.

10.1.5 Any loss of data or hardware will be a matter for HR and the employee's direct report.


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
10.1.6 Every PC must have an asset management tag and any loss or damage to this tag must be notified at once to the IT Support e-mail address (.EMEA-ITSUPPORT) or telephone number +44 (0)207 767 2553.

10.1.7 Under no circumstances may any data, game, program or similar information be installed on a PC without the express written (e-mail will suffice) permission of the IT Support department. Every PC has a standard build and any unauthorised data, game, program etc will be removed by the IT department and HR informed.

10.1.8 A PC is a company asset and may be used only for company business in the service of company clients and it is the responsibility of PC users to ensure that the PC is not put to any other, personal or illegal, use.

10.2     E-MAIL  USAGE

10.2.1 Every e-mail sent by an EMEA employee should contain the standard EMEA disclaimer as notified to the employee by IT Support. The disclaimer may change at any time and when a new disclaimer is communicated to an employee it is their responsibility to ensure that they replace the old version immediately. No customisation or change to the disclaimer is permitted except for the employee's name and telephone number and the name part of the e-mail address.

10.2.2 E-mails must be brief and to the point and large attachments should be condensed using WINZIP. The network is busy and must be kept free for essential data e.g. SAP.

10.2.3 Global broadcasts must be kept to a minimum and permission to send a message to the whole of Europe and/or Asia Pacific and/or Americas must be obtained from an employee's direct report BEFORE it is sent. Global broadcasts can severely restrict the performance of our network.

10.2.4 Sending and/or forwarding junk e-mail, 'chain letter' e-mails or 'spam' e-mails is not permitted. Employees should contact IT Support as soon as they receive an example of this type of e-mail so that the IT department can take action to resolve the matter as soon as possible.


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
10.2.5 Collecting e-mail addresses or any other data about others outside DACG without their consent is illegal under the provisions of the 1998 Data Protection Act.

10.2.6 E-mail content should be considered carefully before transmission and MUST contain the disclaimer as per 10.2.2 above. The transmission of any material which is slanderous, obscene, illegal, abusive, harassing, threatening, false, is representative of DACG policy or procedures and/or in any way objectionable is not permitted.
10.2.7 Using another employee's logon id, creating a false id or forging an id to send an e-mail is not permitted.

10.2.8 Transmitting e-mail content, which would infringe the copyright and/or trademark and/or intellectual property of a third party, is not permitted.

10.2.9 Knowingly sending or forwarding e-mail which contains a virus, or any associated harmful construct, is not permitted and any instance of such constructs must be notified to IT Support immediately as a matter of urgency.

10.3     INTERNET  USAGE

10.3.1 When not connected to the DACG global network via a direct LAN connection then the Internet may be used, via dial-up, to connect to the DACG Intranet for the purposes of sending and receiving e-mail and completing SAP time sheets.

10.3.2 Downloading any data, programs, files etc from web-sites on the Internet to a DACG PC is strictly forbidden.

10.3.3 Using the Internet to access obscene, illegal or any material that can be construed as objectionable to a DACG employee or any other third party is strictly forbidden. Any instance of corruption and/or the display of any of the aforementioned material whilst accessing a valid site must be notified to IT Support immediately.

10.3.4 Use of the Internet and the World Wide Web for the purpose of research is permitted for DACG related projects and work exclusively. Searching or 'surfing' for personal purposes is not permitted unless permission has been obtained from your direct report, the connection of the PC to the Internet is via a DACG LAN connection and not via dial-up and the searching is being done outside of the employee's normal working hours.


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
10.4     TELEPHONE  USAGE

10.4.1 International or national telephone calls for personal reasons are not normally permitted. Under certain circumstances, permission may be granted but an employee must obtain permission from their direct report BEFORE a call is made.
10.4.2 Making abusive, threatening or obscene calls is illegal and will not be tolerated by DACG.

11.  DISCIPLINARY  PROCEDURE

11.1 Details of the Company's disciplinary procedure are set out in the staff handbook. The Company's disciplinary procedure is not intended to have contractual effect and is subject to variation both in its terms and its application at the discretion of the Company. Employees are entitled to appeal against any disciplinary decision to the Manager nominated by the Manager taking the disciplinary action or, failing nomination the Divisional Vice President within 5 working days of the disciplinary decision being taken.

12.  GRIEVANCES

12.1 The Company's grievance procedure is set out in the staff handbook. In the event of any grievance the Employee should in the first instance, refer the matter to his/her manager. It is not intended to have contractual effect and is subject to variation both in its terms and its application at the discretion of the Company.

13.  GOOD  FAITH

13.1 The Employee shall devote the whole of his/her time and attention in business hours to the business of the Company and use his/her best endeavours to develop and extend that business and act loyally and faithfully to the Company.

13.2 The Employee shall not in any way directly or indirectly carry on or be engaged in or be interested or concerned in any way with any other business or trade which competes with that of the Company except as the owner of shares or securities not exceeding 5% of the total shared issued capital in any company quoted on a recognised Investment Exchange.


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
14.  INVENTIONS

14.1 Any inventions or improvements made by the Employee in connection with any of the Company's products, processes or operating methods are the property of the Company, as are any rights appertaining or relating to such inventions or improvements.

14.2 On request the Employee shall at the Company's expense apply for and execute all such documents and carry out all such acts as are necessary to obtain letters patent or such other protection for any invention or improvement in any part of the world in the name of the Company or its nominee.

14.3 This clause is without prejudice to any rights the Employee may have under the Patents Act 1977 as amended.

14.4 The Employee irrevocably and unconditionally waives any and all moral rights conferred on him/her by the Copyrights Designs and Patents Act 1988 for any work in which copyright or design rights are vested in the Company.

15.  CONFIDENTIAL  INFORMATION

15.1 The Employee is aware that in the course of his employment under this Agreement he will have access to and be entrusted with information in respect of business and finances of the Company and its dealings, transactions and affairs [and likewise in relation to any other Group Company] all of which information is or may be Confidential Information and that the Company is responsible for the creation and development of methods and techniques used for documentation, business writing and training which are not known to the public generally or others in the industry.

15.2 The Employee shall not during the continuance of his employment or afterwards, use or exploit (except for the benefit of the Company) or divulge to any third party any confidential information except he shall be permitted to do so:-

15.2.1 when necessary in the proper performance of the duties of his employment;

15.2.2 with the express written consent of the Board of Directors of the Company; or


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
15.2.3  where  this  is  required  by  law.

15.3 The Employee shall, during his employment, use his best endeavours to prevent the unauthorised use or disclosure of any Confidential Information whether by any other officer, employee or agent of the Company or otherwise and shall be under an obligation promptly and freely to report to the Board of Directors of the Company any such unauthorised use or disclosure which comes to his knowledge.

15.4 The Employee shall not, during his employment or at any time thereafter make, except for the benefit of the Company or any Group company any copy, record, or memorandum (whether or not recorded in writing or on computer disk or tape) of any Confidential Information and any such copy record or memorandum made by the Employee during his/her employment shall be and remain the property of the Company and accordingly shall be returned by the Employee to the Company on termination of his/her employment in accordance with section 9 (Termination of Employment) or at any time during his employment at the request of the Board of Directors of the Company.

15.5  In  this  Agreement  'Confidential  Information'  means:

15.5.1 all information which relates to the business, finances, transactions, affairs, products, services, operations, dealings, specifications, methods, designs, formulae, technology, processes, equipment or activities of the Company and/or any other Group Company and which is designated by the Company and any other Group Company as confidential; and

15.5.2 all information relating to such matters which comes to the knowledge of the Executive in the course of the Employment and which, by reason of its character and/or the manner of its coming to his/her knowledge, is evidently confidential [and without prejudice to the generality of the foregoing shall include information contained in any Customer Lists, Sales Forecasts, Employee Records, Contact Lists, Internal Communications bulletins or presentations provided that information shall not be, or shall cease to be, Confidential Information if and to the extent that it comes to be in public domain otherwise and as a result of the unauthorised act or default of the Executive].


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
16.  POST  TERMINATION  COVENANTS

16.1 For the purpose of this clause the following words and expressions shall have the following meanings:-

16.1.1 BUSINESS: the business or businesses of the Company [or any Group Company] in or with which the Employee has been involved or concerned at any time during the period of 6 months prior to the Termination Date;

16.1.2 DIRECTLY or INDIRECTLY: the Employee acting either alone or jointly with or on behalf of any person, firm or company, whether as principal, partner, manager, employee, contractor, director, consultant, investor or otherwise;

16.1.3 KEY PERSONNEL: any person who is at the Termination Date or was at any time during the period of 6 months prior to the Termination Date employed [or engaged as a consultant] in the Business in an [executive technical or senior managerial] capacity and with whom the Employee has had dealings other than in a de minimis way during the course of the Employment.

16.1.4 PROSPECTIVE CUSTOMER [CLIENT]: any person, firm or company who has engaged in negotiations, with which the Employee has been personally involved, with the Company [or a Group Company] with a view to purchasing goods and services from the Company [or any Group Company] in the period of 6 months prior to the Termination Date;

16.1.5 RELEVANT CUSTOMER [CLIENT]: any person, firm or company who at any time during the 6 months prior to the Termination Date was a customer [client] of the Company [or any Group Company], with whom or which the Employee directly dealt other than in a de minimis way or for whom or which behalf the Employee was responsible on of the Company [or any Group Company] at any time during the said period;

16.1.6 RELEVANT GOODS AND SERVICES: any goods and services competitive with those supplied by the Company [or any Group Company] at any time during the 6 months prior to the Termination Date in the supply of which the Employee was directly involved or concerned at any time during the said period;


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
16.1.7 RELEVANT PERIOD: the period of the Employee's Employment and the period of 6 months from the Termination Date except that any period of garden leave served by the Executive pursuant to clause 9.7 shall reduce the Relevant Period accordingly;

16.1.8 RELEVANT SUPPLIER: any person, firm or company who at any time during the 6 months prior to the Termination Date was a supplier of any goods or services (other than utilities and goods or services supplied for administrative purposes) to the Company [or any Group Company] and with whom or which the Executive had personal dealings during the course of his employment under this Agreement other than in a de minimis way; and

16.1.9  TERMINATION  DATE:  the  date  on  which  the  Employment  terminated.

16.2 The Employee shall not without the prior written consent of the Board of Directors directly or indirectly at any time within the Relevant Period engage or be concerned or interested in any business within the Relevant Area which (a) competes or (b) will at any time during the Relevant period compete with the Business. Nothing in this sub-clause shall prevent the Employee from being or becoming a shareholder in any such business [provided that the Employee discloses this to the Company] and such holding or interest aggregated with any holding or interest of any member of the Employee's immediate family does not exceed 3% of any single class of shares or securities of such business.

16.3 The Employee shall not without the prior written consent of the Board directly or indirectly at any time within the Relevant Period:-

16.3.1     (a)  solicit  the  custom  of;  or
           (b)  facilitate  the  solicitation  of;  or
           (c) deal with any Relevant Customer [Client] in respect of any Relevant Goods or Services; or

16.3.2     (a)  solicit  the  custom  of;  or
           (b)  facilitate  the  solicitation  of;  or
           (c) deal with any Prospective Customer [Client] in respect of any Relevant Goods or Services; or


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
16.3.3     (a)  interfere;  or
           (b)  endeavour  to  interfere,
with the continuance of supplies to the Company [and/or any Group Company] (or the terms relating to those supplies) by any Relevant Supplier.

16.4 The Employee shall not without the prior written consent of the Board directly or indirectly at any time during the relevant period:-

16.4.1  entice  away  from  the  Company  [or  any  Group  Company];  or

16.4.2  endeavour  to  entice  away  from the Company [or any Group Company]; or

16.4.3  employ  or  engage;  or

16.4.4  endeavour  to  employ  or  engage  any  Key  Personnel.

16.5 The Employee acknowledges [(having taken appropriate legal advice)] that the provisions of this clause are fair, reasonable and necessary to protect the goodwill and interests of the Company [(and any Group Company] ('the Interests'). Whilst the provisions of this clause 15 have been framed by the Company with a view to ensuring that the Interests are adequately protected taking account of the Company's legitimate expectations of the future development of its business, it is acknowledged by the Employee that the business may change over time and as a result it may become necessary for the Company to amend the provisions of this clause 15 in order to ensure that the interests remain adequately protected. The Employee, therefore, agrees that the Company shall be entitled to amend the provisions of this clause 15 in accordance with clause 15.6 below in order to protect the Interests.

16.6 In order to amend the provisions of this clause 15, the Company shall notify the Employee in writing of why it believes it is necessary to amend clause 15 and the amendments that it proposes. The Employee shall then have a period of 14 calendar days in which to put forward any objections which he might have to the proposed amendments. In the event of the Employee not putting forward any such objections, then this clause 15 shall take effect with the proposed amendments in the expiry of the 14 day period. In the event of the Employee putting forward any objections, the Company shall endeavour to


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accommodate  them,  [insofar  as  they  are  reasonable]  and  where  reasonably possible, [given that the Company's overriding objective must be to ensure adequate protection of the Interests,] to agree the amendments with the Employee. The Company shall then, having considered the Employee's objections, serve a further written notice on the Employee informing him of the final amendments to the Clause 15 which will thereafter take immediate effect.

16.7 The Employee acknowledges that the provisions of this clause 15 shall constitute severable undertakings given for the benefit of the Company [and each Group Company] and may be enforced by the Company [on behalf of any of them].

16.8 If any of the restrictions or obligations contained in this clause 15 is held not to be valid on the basis that it exceeds what is reasonable for the protection of the goodwill and interests of the Company [and any Group Company] but would be valid if part of the wording were deleted then such restrictions or obligations shall apply with such deletions as may be necessary to make it enforceable.

16.9 The Employee acknowledges and agrees that he/she shall be obliged to draw the provisions of this clause 15 to the attention of any third party who may at any time before or after the termination of the Employee's employment hereunder offer to engage the Employee in any capacity and for whom or with whom the Employee intends to work during the Relevant Period.

16.10 The Employee shall not at any time following the Termination Date represent himself as being connected in any way with the Company or any Group Company.

16.11 If this Agreement or any wider arrangement of which it forms part constitutes an agreement particulars of which are required to be furnished to the Director General of Fair Trading pursuant to section 24 of the Restrictive Trade Practices Act 1976, then none of the parties shall give effect to or enforce or purport to enforce any restriction by virtue of which the Agreement (or wider arrangement) is subjected to registration until the day after the relevant particulars have been duly furnished in accordance with section 24 of that Act.

16.12 [The Employee shall, at the request and cost of the Company, enter into a direct agreement or undertaking with any Group Company to which the Employee provides services whereby he will accept restrictions corresponding to the restrictions in this clause (or such of them as may be appropriate in the circumstances) as the Company may require in the circumstances].


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17.  DEDUCTIONS  FROM  SALARY

17.1 For the purposes of the Employment Rights Act 1996 Sections 13 to 16, the Employee hereby consents to the deduction from his/her salary any bonus of any sums owing by the Employee to the Company at any time and he/she also agrees to make any payment to the Company of any sums owed by him/her to the Company upon demand by the Company at any time. This clause is without prejudice to any right of the Company to recover any sums or balance of sums owed by the Executive to the Company by legal proceedings.

18.  ALTERATIONS  TO  CONDITIONS  OF  EMPLOYMENT

18.1 The Company reserves the right to alter its conditions of employment. Any alterations will be advised in writing at the earliest opportunity and in any event not later than one month after the change.

19.  LAW  AND  JURISDICTION

19.1 This Agreement is governed by and shall be construed in accordance with English law. The parties submit the exclusive jurisdiction of the English courts with regards to any dispute or claim arising under this Agreement.

20.  PREVIOUS  AGREEMENTS

20.1 This agreement together with any documents referred to herein contains the entire understanding between the parties and supersedes all previous agreements and arrangements (if any) relating to the employment of the Employee by the Company.

I acknowledge that I have received a copy of this contract of employment and that I have read, understood and fully accept its terms.


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Signature on behalf of the Company             Signature  of  Employee


Robert Bolton 6 Feb 2001 VP HR
/s/  Robert Bolton                             /s/  Malcom Wright



Date                                           Date

Feb 6, 2001                                    Feb 6, 2001



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